SECURITIES AND EXCHANGE COMMISSION

                          Washington, D.C. 20549

                                 FORM 8-K

                              CURRENT REPORT

                  Pursuant to Section 13 or 15(d) of the
                      Securities Exchange Act of 1934


             Date of Report (Date of earliest event reported):
                   November 11, 1994 (November 10, 1994)


                           TORCHMARK CORPORATION
          (Exact name of registrant as specified in its charter)

            Delaware            1-8052        63-0780404
          (State or other     (Commission    (IRS employer
          jurisdiction of     file number)   identification no.)
          incorporation or
          organization)

            2001 Third Avenue South, Birmingham, Alabama 35233
            (Address of principal executive offices) (Zip code)


            Registrant's telephone number, including area code:
                              (205) 325-4200























Item 2.   Acquisition or Disposition of Assets.

     On September 15, 1994, Torchmark Corporation ("Torchmark"), its wholly-owned subsidiary, TMK Acquisition Corporation ("TMK Acquisition") and American Income Holding, Inc. ("American Income") executed a definitive Agreement and Plan of Merger (the "Merger Agreement"), pursuant to which Torchmark would acquire American Income for $35 in cash per share of American Income common stock utilizing a cash tender offer and a subsequent statutory merger. Pursuant to the Merger Agreement, on September 21, 1994, TMK Acquisition commenced a cash tender offer (the "Tender Offer") for all the outstanding common stock of American Income for $35 per share in cash, net to the seller. The Tender Offer expired at 5:00 p.m., New York City time, on October 28, 1994. Thereafter, TMK Acquisition accepted for payment and paid for all 15,643,838 American Income shares, representing approximately 99.4% of the outstanding American Income stock, which were properly tendered in the Tender Offer. Subsequently, on November 10, 1994, TMK Acquisition effected a statutory merger (the "Merger") with American Income, in which American Income was the surviving corporation, and thus will acquire all the remaining American Income common stock, 92,728 shares, at a price of $35 per share in cash and without interest.

     The $35 per share price for American Income common stock paid in the Tender Offer and Merger was arrived at after extensive arms-length negotiation among the parties to the Merger Agreement. Additionally, the Board of Directors of American Income received a fairness opinion on the transaction from its financial advisor, Fox-Pitt, Kelton Inc.

     The total amount of funds required to purchase all of the outstanding shares of common stock of American Income and to pay fees and expenses related to the Acquisition and Merger has been estimated to be approximately $565 million. The Acquisition and Merger have been funded by a combination of internally generated funds ($190 million), the sale of Monthly Income Preferred Securities (approximately $200 million) and bank financing obtained through The First National Bank of Chicago ($175 million).


Item 7.  Financial Statements and Exhibits.

     (a)  Financial Statements of Business Acquired.

          1.   Consolidated Financial Statements of American
               Income as of December 31, 1992 and 1993 and for each of the three years ended December 31, 1993.

          2.   Consolidated Financial Statements of American
               Income as of June 30, 1994 and for the three-month and six-month periods ended June 30, 1994.



     (b)  Pro Forma Financial Information

          1.   Pro Forma Consolidated Condensed Financial
               Statements (Unaudited) of Torchmark and American
               Income.

     The foregoing financial statements were filed as a part of Form 8-K dated September 29, 1994 and are incorporated herein by reference.

     (c)  Exhibits.

          2.   Agreement and Plan of Merger between Torchmark
               Corporation, TMK Acquisition Corporation and
               American Income Holding, Inc. dated as of
               September 15, 1994.

     The foregoing agreement is incorporated by reference from Exhibit (c)(1) to Schedule 14D-1/13D of TMK Acquisition
Corporation and Torchmark Corporation filed on September 21,
1994.


                            SIGNATURE

     Pursuant to the requirements of the Securities Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                   TORCHMARK CORPORATION



Date:  November 11, 1994           By:
                                   Name: William C. Barclift
                                   Title: Vice President &
                                   General Counsel




                                 SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                   TORCHMARK CORPORATION



Date:  November 11, 1994           By:   /s/ William C. Barclift
                                   Name:  William C. Barclift
                                   Title: Vice President & General
                                             Counsel